UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 19, 2012
SUPER LIGHT INC.
 (exact name of registrant as specified in its charter)

Delaware	333-174435	68-0678429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23A HaMe’eri St. Givatayim, Israel	53332
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-972-54-659-6370

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2012, Super Light Inc. (the “Company”) filed an Amended and Restated of Incorporation with the Secretary of State of the State of Delaware in order to increase the authorized capital stock of the Company to 550,000,000 shares consisting of 400,000,000 shares of common stock, par value $0.0001 per share and 150,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 19, 2012, a majority of the Company’s outstanding voting capital stock have authorized by written consent, the matters discussed in Item 5.03 above and the filing of the Amended and Restated of Incorporation with the Secretary of State of the State of Delaware.

Item 9.01                                        Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit
Number 3.1	Description Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2012

SUPER LIGHT INC.

By:	/S/ZEEV JOSEPH KIPER
Name: Zeev Joseph Kiper
Title: President

EXHIBIT INDEX

Exhibit
Number 3.1	Description Amended and Restated Certificate of Incorporation